AMENDED AND RESTATED BYLAWS

 OF

ENERGOUS CORPORATION

ARTICLE I - CORPORATE OFFICES

1.1         Registered Office.

The registered office of this corporation (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Company at such location is Corporation Service Company.

1.2         Other Offices.

The Company’s board of directors (the “Board of Directors”) may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1         Place Of Meetings.

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Company.

2.2         Annual Meeting.

The annual meeting of stockholders shall be held at such date and time as shall be designated by the Board of Directors, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors each year. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3         Special Meeting.

Special meetings of stockholders may be called at any time only by the Chairman, Chief Executive Officer, President or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4         Notice Of Stockholders’ Meetings.

All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws (the “Bylaws”) not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

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2.5         Manner Of Giving Notice; Affidavit Of Notice.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6         Quorum.

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.

2.7         Adjourned Meeting; Notice.

When a meeting is adjourned to another place (if any), date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8         Organization; Conduct of Business.

(a)          Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in his or her absence, the president or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b)          The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

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2.9         Voting.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively at a meeting at which a quorum is present.

2.10        Introduction of Business at Meetings.

(a)          Annual Meetings of Stockholders.

(i)          Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Company who was a stockholder of record at the time of giving of notice provided for in this Section 2.10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10. For the avoidance of doubt, the foregoing clause (B) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Section 2.10 of these Bylaws to bring such nominations or business properly before an annual meeting of stockholders.

(ii)         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of paragraph (a)(i) of this Section 2.10, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Company, (2) the stockholder must have provided any updates or supplements to such notice at the times and in the forms required by this Section 2.10, (3) the stockholder, together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Section 2.10 and (4) the business proposed by the stockholder must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the preceding year’s annual meeting, provided, however, that if either (1) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the first anniversary date of the preceding year’s annual meeting or (2) no annual meeting of stockholders were held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder’s written notice shall set forth:

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(A)         as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)         as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below);

(C)         (1) the name and address of the stockholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other Proposing Persons (if any), (2) as to each Proposing Person the following information: (a) the class or series and number of all shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Company as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Company, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing subclauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (3) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

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(D)         (1) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (2) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(E)         a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Section 2.10 of these Bylaws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of this Section 2.10 of these Bylaws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Company, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Company, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Company, (c) in any manner otherwise provide the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Company, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Company.

(iii)        A stockholder providing timely notice of nominations or business proposed to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting of stockholders, and such update and supplement shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

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(iv)        Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive office of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)          Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10 (including the procedures to update and supplement the notice). If the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if (x) such stockholder delivers written notice thereof to the Secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting nor later than the later of (1) the close of business on the sixtieth (60th) day prior to such special meeting or (2) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, (y) such stockholder’s written notice includes the information required to be provided in subparagraphs (A), (C), (D) and (E) of paragraph (a)(ii) of this Section 2.10, and (z) such stockholder has provided updates or supplements (if any) to such notice at the times and in the forms required by paragraph (a)(iii) of this Section 2.10. For the avoidance of doubt, for a stockholder to bring nominations before a special meeting of stockholders, such stockholder must comply with the notice and other procedures set forth in this Section 2.10 and this shall be the exclusive means for a stockholder to bring such nominations properly before a special meeting.

(c)          General.

(i)          Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

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(ii)         In no event shall the adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Section 2.10. For purposes of this Section 2.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)        Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.10 shall be deemed to affect any rights of (x) stockholders to have proposals included in the Company’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such Rule, have such proposals considered and voted on at an annual meeting of stockholders or (y) the holders of any series of Preferred Stock to elect directors under specified circumstances.

2.11        Waiver Of Notice.

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these Bylaws.

2.12        No Stockholder Action By Written Consent Without A Meeting.

Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

2.13        Record Date For Stockholder Notice; Voting.

In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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If the Board of Directors does not so fix a record date:

(a)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for thirty (30) days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.14        Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

ARTICLE III - DIRECTORS

3.1         Powers.

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2         Number Of Directors.

Unless otherwise provided by the certificate of incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors, but no decrease in the number of directors effected by any such resolution shall change the term of any director in office at the time that any such resolution is adopted.

3.3         Election, Qualification And Term Of Office Of Directors.

Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

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Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

There shall be no cumulative voting by stockholders in any matter, including without limitation in the election of directors.

3.4         Resignation And Vacancies.

Any director may resign at any time upon written notice to the attention of the secretary. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Unless otherwise provided in the certificate of incorporation or these Bylaws:

(a)          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(b)          Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

3.5         Place Of Meetings; Meetings By Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6         Regular Meetings.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

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3.7         Special Meetings; Notice.

Special meetings of the Board of Directors may be called by the chair of the board, the chief executive officer or the president and shall be called by the chief executive officer or the secretary on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least three calendar days before the meeting if by mail or overnight courier service or at least the calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex, electronic mail or other means of “electronic transmission” as defined in Section 232(c) of the Delaware General Corporation Law.

3.8         Quorum.

At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9         Waiver Of Notice.

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

3.10       Board Action By Written Consent Without A Meeting.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

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3.11       Fees And Compensation Of Directors.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

3.12       Removal Of Directors.

Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.13       Chairman of the Board of Directors.

The Company may also have at the discretion of the Board of Directors, a chairman of the Board of Directors, who shall not be considered an officer of the Company.

ARTICLE IV - COMMITTEES

4.1         Committees Of Directors.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of the Bylaws.

4.2         Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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4.3         Meetings And Action Of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V - OFFICERS

5.1         Officers.

The officers of the Company shall be a president, a treasurer, and a secretary. The Company may also have, at the discretion of the Board of Directors, a chief executive officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2         Appointment Of Officers.

The officers of the Company, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3         Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4         Removal And Resignation Of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

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5.5         Vacancies In Offices.

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

5.6         Chief Executive Officer.

Subject to the such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7         President.

Subject to the such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, or the chief executive officer, if any, the president shall have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If there is then no appointed chief executive officer, the president shall have the powers and duties usually vested in the chief executive officer of a corporation.

5.8         Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, or if no vice president is so designated, the vice presidents shall be deemed ranked in order of their date of appointment as a vice president, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the president or the chairman of the board.

5.9         Chief Financial Officer.

The chief financial officer (if such an officer is appointed) shall be the treasurer and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

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The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the chief executive officer, the president, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.10       Treasurer.

The treasurer shall assist the chief financial officer with his or her duties to keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director. If there is then no appointed chief financial officer, the treasurer shall have the powers and duties usually vested in the chief financial officer of a corporation.

5.11       Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws He or she shall keep the seal of the Company, if one is adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.12       Representation Of Shares Of Other Corporations.

The chairman of the board, chief executive officer, the president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, the secretary or any assistant secretary, or any other person authorized by the Board of Directors, the chief executive officer or the president, is authorized to vote, represent, and exercise on behalf of the Company all rights incident to any and all shares of any other corporation or corporations or any other equity ownership interest in any other entity standing in the name of the Company. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

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5.13       Authority And Duties Of Officers.

In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors.

ARTICLE VI - INDEMNIFICATION

6.1         Indemnification Of Directors And Officers.

The Company shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 6.1, a “director” or “officer” of the Company includes any person (a) who is or was a director or officer of the Company, (b) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.2         Indemnification Of Others.

The Company shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section 6.2, an “employee” or “agent” of the Company (other than a director or officer) includes any person (a) who is or was an employee or agent of the Company, (b) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.3         Payment Of Expenses In Advance.

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4         Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation

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6.5         Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify his or her against such liability under the provisions of the Delaware General Corporation Law.

6.6         Conflicts.

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)          That it would be inconsistent with a provision of the certificate of incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)          That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII - RECORDS AND REPORTS

7.1         Maintenance And Inspection Of Records.

The Company shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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7.2         Inspection By Directors.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. Such Court may summarily order the Company to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. Such Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as such Court may deem just and proper.

ARTICLE VIII - GENERAL MATTERS

8.1         Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.2         Execution Of Corporate Contracts And Instruments.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3         Stock Certificates; Partly Paid Shares.

The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it maybe issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Company shall not issue any shares of its capital stock as partly paid or otherwise subject to call for any remainder of the consideration to be paid therefor.

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8.4         Special Designation On Certificates.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5         Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Company may (a) require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to undertake to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares, and, in addition, (b) upon approval of the Board of Directors, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6         Construction; Definitions; Consent to Jurisdiction.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter. For so long as the last two sentences of this Section 8.6, remain effective, each stockholder that acquires capital stock on or after the date these Bylaws were adopted shall be deemed to have notice of, and consented to, the provisions of the last two sentences of this Section 8.6.

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8.7         Dividends.

The directors of the Company, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock.

The directors of the Company may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Company, and meeting contingencies.

8.8         Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9         Seal.

The Company may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10       Transfer Of Stock.

Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, subject to any applicable transfer restrictions, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.11       Stock Transfer Agreements.

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

8.12       Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13       Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

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ARTICLE IX - AMENDMENTS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Company may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal any provision of the Bylaws.

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CERTIFICATE OF ADOPTION OF

AMENDED AND RESTATED BYLAWS

OF

ENERGOUS CORPORATION

The undersigned hereby certifies that the undersigned is the duly elected, qualified, and acting Secretary of Energous Corporation, a Delaware corporation (the “Corporation”), and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation on __________, 2014, by the unanimous approval of the Board of Directors of the Corporation.

Executed on __________, 2014.

__________, Secretary